Exhibit 99.1

BreitBurn Energy Partners L.P. Reports First Quarter Results

LOS ANGELES, May 3, 2013 -- BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) today announced financial and operating results for its first quarter of 2013.

Selected Results for the Quarter Included the Following:

-	Increased total net production to a quarterly record high of 2.35 MMBoe, which represented an 18% increase from the first quarter of 2012.
-	Increased net liquids production to a quarterly record high of 1.21 MMBoe, or 51% of total net production, which represented a 40% increase from the first quarter of 2012.
-	Increased Adjusted EBITDA, a non-GAAP financial measure, to $64.1 million, which represented a 4% increase from the first quarter of 2012.
-	Drilled the first 16 wells, completed 10 workovers, and spudded 22 additional wells of the Partnership’s projected 135 well drilling program for 2013.
-	Declared cash distribution for the first quarter of 2013 of $0.475 per unit, or $1.90 per unit on an annualized basis on April 28, 2013, which represented a 4% increase from the first quarter of 2012.
-	Reduced borrowings to approximately $100 million under the Partnership’s credit facility, which has total lender commitments of $900 million under its borrowing base and the ability to increase commitments to $1 billion with lender approval.

Management Commentary

Hal Washburn, CEO, said: “The Partnership is off to what we believe is a good start and a productive year. Our 2013 drilling program has already delivered better than expected results and we are on track with our $261 million capital program and delivery of our full year production guidance of between 9.5 million and 10.1 million Boe. We had five rigs running during the first quarter and expect to have as many as 11 rigs running later in the year. Our development program is focused on our high margin oil opportunities in both our legacy and newly acquired assets. We expect liquids production to increase by over 40% from the fourth quarter of 2012 to the fourth quarter of 2013 and exit the year with liquids comprising approximately 55% of total production. We continue to actively monitor the acquisition market and our balance sheet should allow us to move quickly on the right opportunity.”

Mark Pease, President and COO, said: “The first quarter was very active from an operational standpoint and set the foundation for increased activity later this year. We spent approximately $45 million in total capital and as planned, we expect to increase drilling activity significantly through mid-year. We expect to exit 2013 with about the same activity level as the first quarter, so the majority of our capital spending will occur in the second and third quarters. Over 95% of our 2013 capital spending will be on our high-margin oil projects, including those in Texas and California where we have been experiencing good drilling results.”

First Quarter 2013 Operating and Financial Results Compared to Fourth Quarter 2012

-	Total production increased to a record quarterly high of 2,346 MBoe in the first quarter of 2013 from 2,212 MBoe in the fourth quarter of 2012. Average daily production was 26,070 Boe/day in the first quarter of 2013 compared to 24,044 Boe/day in the fourth quarter of 2012.
o	Oil and NGL production was 1,206 MBoe compared to 1,005 MBoe.
o	Natural gas production was 6,844 MMcf compared to 7,243 MMcf.
-	Adjusted EBITDA, a non-GAAP financial measure, was $64.1 million in the first quarter of 2013 compared to $78.0 million in the fourth quarter of 2012. The decrease was primarily due to lower realized gains on commodity derivatives for both crude oil and natural gas, weaker oil differentials in Wyoming and Texas, weaker natural gas differentials in Michigan, as well as weaker natural gas liquids market prices.
-	Pre-tax lease operating expenses, which include district expenses, processing fees and transportation costs, were $19.42 per Boe in the first quarter of 2013 as compared to $18.88 per Boe in the fourth quarter of 2012.
-	General and administrative expenses, excluding non-cash unit-based compensation, were $4.29 per Boe in the first quarter of 2013 as compared to $4.44 per Boe in the fourth quarter of 2012.
-	Oil and natural gas sales revenues were $120.4 million for the first quarter of 2013, up from $113.2 million in the fourth quarter of 2012, primarily reflecting higher crude oil prices.
-	Realized gains on commodity derivative instruments were $5.2 million in the first quarter of 2013 compared to $22.5 million in the fourth quarter of 2012.
-	NYMEX WTI crude oil spot prices averaged $94.33 per barrel and Brent crude oil spot prices averaged $112.44 per barrel in the first quarter of 2013 compared to $88.01 per barrel and $110.15 per barrel, respectively, in the fourth quarter of 2012. Henry Hub natural gas spot prices averaged $3.49 per Mcf in the first quarter of 2013 compared to $3.40 per Mcf in the fourth quarter of 2012.
-	Realized crude oil and NGL prices averaged $78.12 per Boe and realized natural gas prices averaged $5.43 per Mcf in the first quarter of 2013, compared to $91.38 per Boe and $6.14 per Mcf, respectively, in the fourth quarter of 2012.
-	Net loss attributable to the Partnership, including the effect of unrealized losses on commodity derivative instruments, was $36.3 million, or $0.38 per diluted common unit, in the first quarter of 2013 compared to a net loss of $10.3 million, or $0.13 per diluted common unit, in the fourth quarter of 2012.
-	Oil and gas capital expenditures totaled $45 million in the first quarter of 2013 compared to $60 million in the fourth quarter of 2012.

Impact of Derivative Instruments

The Partnership uses commodity derivative instruments to mitigate the risks associated with commodity price volatility and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized gains from commodity derivative instruments were $5.2 million for the quarter ended March 31, 2013. Non-cash unrealized losses from commodity derivative instruments were $29.3 million for the quarter ended March 31, 2013.

Production, Statement of Operations, and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended March 31, 2013 and 2012, and the three months ended December 31, 2012:

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars, except as indicated	2013	2012	2012
Oil, natural gas and NGLs sales (a)	$120,362	$113,179	$94,007
Realized gain on commodity derivative instruments	5,158	22,455	17,591
Unrealized loss on commodity derivative instruments	(29,334)	(18,740)	(53,596)
Other revenues, net	758	700	1,145
Total revenues	$96,944	$117,594	$59,147
Lease operating expenses and processing fees	$45,561	$41,769	$38,073
Production and property taxes	9,383	10,962	7,573
Total lease operating expenses	$54,944	$52,731	$45,646
Purchases and other operating costs	318	267	370
Change in inventory	(3,109)	578	(2,755)
Total operating costs	$52,153	$53,576	$43,261
Lease operating expenses pre taxes per Boe (b)	$19.42	$18.88	$19.16
Production and property taxes per Boe	4.00	4.96	3.81
Total lease operating expenses per Boe	23.42	23.84	22.97
General and administrative expenses (excluding unit-based compensation)	$10,055	$9,815	$8,083
Net income loss attributable to the partnership	$(36,300)	$(10,334)	$(49,970)
Net income loss per diluted limited partner unit	$(0.38)	$(0.13)	$(0.76)

Total production (MBoe)	2,346	2,212	1,987
Oil and NGLs (MBoe)	1,206	1,005	859
Natural gas (MMcf)	6,844	7,243	6,769
Average daily production (Boe/d)	26,070	24,044	21,835
Sales volumes (MBoe)	2,270	2,203	1,899
Average realized sales price (per Boe) (c) (d)	$55.23	$61.49	$58.66
Oil and NGLs (per Boe) (c) (d)	78.12	91.38	90.36
Natural gas (per Mcf) (c)	5.43	6.14	6.18

(a) NGLs account for less than 5% of total production.

(b) Includes lease operating expenses, district expenses, transportation expenses and processing fees.

(c) Includes realized gain on commodity derivative instruments.

(d) Includes crude oil purchases.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles (“non-GAAP”) measures to their nearest comparable generally accepted accounting principles (“GAAP”) measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts, and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.” This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance. Management believes that these non-GAAP financial measures enhance comparability to prior periods.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars	2013	2012	2012
Reconciliation of net loss to Adjusted EBITDA:

Net loss attributable to the Partnership	$(36,300)	$(10,334)	$(49,970)

Unrealized loss on commodity derivative instruments	29,334	18,740	53,596
Depletion, depreciation and amortization expense	47,790	40,497	38,281
Interest expense and other financing costs (a)	18,419	21,171	14,458
Unrealized gain on interest rate derivatives	-	(3,021)	(164)
(Gain) loss on sale of assets	(9)	264	125
Income tax expense (benefit)	30	285	(559)
Unit-based compensation expense (b)	4,808	5,329	5,591
Net operating cash flow from acquisitions, effective date through closing date	-	5,092	-
Adjusted EBITDA	$64,072	$78,023	$61,358

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars	2013	2012	2012
Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash provided by operating activities	$58,852	$25,506	$71,299

Increase (decrease) in assets net of liabilities relating to operating activities	(12,140)	27,655	(23,168)
Interest expense (a) (c)	17,180	19,885	13,206
Income from equity affiliates, net	129	(131)	(154)
Incentive compensation expense (d)	-	(82)	-
Income taxes	51	98	220
Non-controlling interest	-	-	(45)
Net operating cash flow from acquisitions, effective date through closing date	-	5,092	-
Adjusted EBITDA	$64,072	$78,023	$61,358

(a) Includes realized loss on interest rate derivatives.

(b) Represents non-cash long-term unit-based incentive compensation expense.

(c) Excludes amortization of debt issuance costs and amortization of senior note discount/premium.

(d) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of May 3, 2013. Please refer to the updated Commodity Price Protection Portfolio via our website for additional details related to our hedge portfolio.

	Year
	2013	2014	2015	2016	2017
Oil Positions:
Fixed Price Swaps - NYMEX WTI
Hedged Volume (Bbls/d)	5,270	4,814	5,189	2,611	1,472
Average Price ($/Bbl)	$91.45	$93.07	$94.67	$89.60	$86.32
Fixed Price Swaps - ICE Brent
Hedged Volume (Bbls/d)	4,200	4,800	3,300	4,300	298
Average Price ($/Bbl)	$97.57	$98.88	$97.73	$95.17	$97.50
Collars - NYMEX WTI
Hedged Volume (Bbls/d)	500	1,000	1,000	-	-
Average Floor Price ($/Bbl)	$77.00	$90.00	$90.00	$-	$-
Average Ceiling Price ($/Bbl)	$103.10	$112.00	$113.50	$-	$-
Collars - ICE Brent
Hedged Volume (Bbls/d)	-	-	500	500	-
Average Floor Price ($/Bbl)	$-	$-	$90.00	$90.00	$-
Average Ceiling Price ($/Bbl)	$-	$-	$109.50	$101.25	$-
Puts - NYMEX WTI
Hedged Volume (Bbls/d)	1,000	500	500	1,000	-
Average Price ($/Bbl)	$90.00	$90.00	$90.00	$90.00	$-
Total:
Hedged Volume (Bbls/d)	10,970	11,114	10,489	8,411	1,770
Average Price ($/Bbl)	$93.00	$95.17	$94.74	$92.52	$88.20

Gas Positions:
Fixed Price Swaps - MichCon City-Gate
Hedged Volume (MMBtu/d)	37,000	7,500	7,500	7,000	-
Average Price ($/MMBtu)	$6.50	$6.00	$6.00	$4.51	$-
Fixed Price Swaps - Henry Hub
Hedged Volume (MMBtu/d)	24,445	38,600	43,200	20,700	5,571
Average Price ($/MMBtu)	$4.71	$4.80	$4.83	$4.24	$4.51
Puts - Henry Hub
Hedged Volume (MMBtu/d)	-	6,000	6,694	-	-
Average Price ($/MMBtu)	$-	$5.00	$1.12	$-	$-
Total:
Hedged Volume (MMBtu/d)	61,445	52,100	52,200	27,700	5,571
Average Price ($/MMBtu)	$5.79	$4.99	$5.00	$4.31	$4.51

Calls - Henry Hub
Hedged Volume (MMBtu/d)	30,000	15,000	-	-	-
Average Price ($/MMBtu)	$8.00	$9.00	$-	$-	$-
Deferred Premium ($/MMBtu)	$0.08	$0.12	$-	$-	$-

Other Information

The Partnership will host an investor conference call to discuss its results today at 9:00 a.m. (Pacific Time). Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-438-5519 (international callers dial +1-719-457-2083) a few minutes prior to register. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through May 17, 2013 by dialing 877-870-5176 (international callers dial +1-858-384-5517) and entering replay PIN 5531578, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas master limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Texas, Florida, Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “guidance,” “forecast,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Consolidated Balance Sheets

	March 31,	December 31,
Thousands	2013	2012
ASSETS
Current assets
Cash	$7,610	$4,507
Accounts and other receivables, net	58,473	67,862
Derivative instruments	17,844	34,018
Related party receivables	1,147	1,413
Inventory	7,465	3,086
Prepaid expenses	1,576	2,779
Total current assets	94,115	113,665
Equity investments	7,133	7,004
Property, plant and equipment
Oil and gas properties	3,411,617	3,363,946
Other assets	15,325	14,367
	3,426,942	3,378,313
Accumulated depletion and depreciation	(712,545)	(666,420)
Net property, plant and equipment	2,714,397	2,711,893
Other long-term assets
Derivative instruments	48,144	55,210
Other long-term assets	25,630	27,722

Total assets	$2,889,419	$2,915,494
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$42,159	$42,497
Derivative instruments	11,691	5,625
Revenue and royalties payable	21,038	22,262
Wages and salaries payable	5,282	10,857
Accrued interest payable	28,344	13,002
Accrued liabilities	27,060	20,997
Total current liabilities	135,574	115,240

Credit facility	85,000	345,000
Senior notes, net	755,697	755,696
Deferred income taxes	2,466	2,487
Asset retirement obligation	99,792	98,480
Derivative instruments	4,421	4,393
Other long-term liabilities	4,576	4,662
Total liabilities	1,087,526	1,325,958
Equity
Partners' equity	1,801,893	1,589,536
Total equity	1,801,893	1,589,536

Total liabilities and equity	$2,889,419	$2,915,494

Common units outstanding	99,680	84,668

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
Thousands of dollars, except per unit amounts	2013	2012

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$120,362	$94,007
Loss on commodity derivative instruments, net	(24,176)	(36,005)
Other revenue, net	758	1,145
Total revenues and other income items	96,944	59,147
Operating costs and expenses
Operating costs	52,153	43,261
Depletion, depreciation and amortization	47,790	38,281
General and administrative expenses	14,863	13,674
(Gain) loss on sale of assets	(9)	125

Operating loss	(17,853)	(36,194)

Interest expense, net of capitalized interest	18,419	13,800
Loss on interest rate swaps	-	494
Other income, net	(2)	(4)
Total other expense	18,417	14,290

Loss before taxes	(36,270)	(50,484)

Income tax expense (benefit)	30	(559)

Net loss	(36,300)	(49,925)

Less: Net income attributable to noncontrolling interest	-	(45)

Net loss attributable to the partnership	(36,300)	(49,970)

Basic net loss per unit	$(0.38)	$(0.76)
Diluted net loss per unit	$(0.38)	$(0.76)

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Year Ended
	March 31,
Thousands of dollars	2013	2012

Cash flows from operating activities
Net loss	$(36,300)	$(49,925)
Adjustments to reconcile net loss to cash flow from operating activities:
Depletion, depreciation and amortization	47,790	38,281
Unit-based compensation expense	4,808	5,591
Unrealized loss on derivative instruments	29,334	53,432
Income from equity affiliates, net	(129)	154
Deferred income taxes	(21)	(779)
(Gain) loss on sale of assets	(9)	125
Other	905	809
Changes in assets and liabilities:
Accounts receivable and other assets	11,455	30,670
Inventory	(4,379)	(4,505)
Net change in related party receivables and payables	266	2,085
Accounts payable and other liabilities	5,132	(4,639)
Net cash provided by operating activities	58,852	71,299
Cash flows from investing activities
Capital expenditures	(38,143)	(14,054)
Proceeds from sale of assets	9	507
Property acquisitions	(2,503)	-
Net cash used in investing activities	(40,637)	(13,547)
Cash flows from financing activities
Issuance of common units	285,152	166,155
Distributions	(40,602)	(28,130)
Proceeds from issuance of long-term debt, net	72,000	310,885
Repayments of long-term debt	(332,000)	(498,000)
Change in book overdraft	338	(2,097)
Long-term debt issuance costs	-	(5,513)
Net cash used in financing activities	(15,112)	(56,700)
Increase in cash	3,103	1,052
Cash beginning of period	4,507	5,328
Cash end of period	$7,610	$6,380

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